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SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant To Section 13 or 15(D)
of The Securities Exchange Act Of 1934

Date of Report (date of earliest event reported):    November 29, 2001

PHAGE THERAPEUTICS INTERNATIONAL INC.
(Exact name of registrant as specified in its charter)

Florida	000-31961	91-1930691
(State or other jurisdiction of incorporation or organization)	Commission File Number	(I.R.S. Employer Identification No.)

19017 120th Avenue NE, Suite 102 Bothell, Washington 98011
(Address of principal executive offices)(Zip Code)

(425) 481-6255
(Registrant's telephone number, including area code)

Item 4. Change in Registrant's Certifying Accountant

    Effective November 29, 2001, the Registrant dismissed Davidson & Company, Chartered Accountants, as its independent accountants, and engaged Grant Thornton LLP as its new independent accountants. The decision to change independent accountants was approved by the Registrant's Board of Directors on November 29, 2001. No consultation regarding accounting policy or procedures with the new auditors occurred prior to their engagement.

    In connection with Davidson & Company's audit for 1999 and 2000, and with the subsequent interim periods through September 30, 2001:

      (a) the reports of Davidson & Company did not contain an adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope, or accounting principles; and

      (b) there were no disagreements with Davidson & Company on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure which, if not resolved to the satisfaction of Davidson & Company, would have caused them to make reference to the subject matter of the disagreement in their reports.

    The Registrant has provided Davidson & Company with a copy of the disclosure contained in this Form 8-K and has requested that Davidson & Company provide the Registrant with a letter addressed to the U.S. Securities and Exchange Commission stating whether they agree with the disclosure. The Registrant will file such letter within ten business days of this filing.

SIGNATURE

    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunder duly authorized.

PHAGE THERAPEUTICS INTERNATIONAL INC.
By:	/s/ DARREN PYLOT Darren Pylot Chief Financial Officer (Principal Financial and Accounting Officer)

Dated: December 4, 2001

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  Item 4. Change in Registrant's Certifying Accountant
SIGNATURE